Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (which is expected to be filed with the Securities and Exchange Commission on or about April 28, 2016) of our report dated August 21, 2015, relating to our audit of the consolidated financial statements of Lantronix, Inc. included in the Annual Report on Form 10-K of Lantronix, Inc. for the year ended June 30, 2015.

/s/ Squar Milner, LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)

Newport Beach, California

April 28, 2016